Exhibit 10.24

STOCK APPRECIATION RIGHTS AGREEMENT

under the

APRIA HEALTHCARE GROUP INC. 2015 STOCK PLAN

THIS AGREEMENT (the “Agreement”) by and between Apria Healthcare Group Inc., a Delaware corporation (the “Company”), and the individual named on the signature page hereto (the “Participant”) is made as of the date set forth on such signature page. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

RECITALS:

WHEREAS, the Company has adopted the Apria Healthcare Group Inc. 2015 Stock Plan attached hereto as Exhibit A, and as may be amended or supplemented from time to time in accordance with the terms thereof (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Stock Appreciation Rights (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Stock Appreciation Rights.

(a) Grant. The Company hereby grants to the Participant on the date of grant set forth on the signature page hereto (the “Date of Grant”) Stock Appreciation Rights, on the terms and conditions hereinafter set forth, with respect to the number of shares of Common Stock set forth on the signature page hereto (the “SAR Award”), subject to adjustment as set forth in the Plan and this Agreement. The “Strike Price” with respect to each Stock Appreciation Right shall be the “Strike Price” specified on the signature page hereto.

(b) Vesting. The SAR Award granted hereunder shall vest in accordance with Schedule A attached hereto, provided, that notwithstanding any provision in Schedule A or this Agreement to the contrary, any Stock Appreciation Right which would become vested under the terms of Schedule A and/or this Agreement prior to the date that is six months after the Date of Grant (the “Initial Vesting Date”) shall not become vested or exercisable until the Initial Vesting Date. Any Stock Appreciation Right which has become vested in accordance with the foregoing shall be referred to as a “Vested SAR”, and any Stock Appreciation Right which is not a Vested SAR, an “Unvested SAR”.

(c) Payment upon Exercise. Upon the exercise of a Vested SAR, the Company shall (or shall cause Apria Holdings LLC, a Delaware limited liability company (“Parent”) to) pay to the Participant an amount equal to the product of (1) the number of shares of Common Stock subject to the SAR Award that are being exercised multiplied by (2) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price; less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. As determined by the Committee, the Company or Parent shall pay such amount in (w) cash, (x) shares of Common Stock valued at Fair Market Value, (y) shares or units of capital stock of Parent or one of Parent’s majority-owned Subsidiaries that beneficially owns, directly or indirectly, a majority of the voting power of the Company’s capital stock (“Alternative Equity”) valued at Fair Market Value (measured as though all references to Common Stock in such definition of “Fair Market Value” in the Plan were replaced with Alternative Equity) or (z) any combination thereof. For the avoidance of doubt, it is the expectation of the Committee that the SAR Award will be settled in shares of Common Stock or Alternative Equity issued by Parent or another majority parent entity to the Company. Any fractional shares of Common Stock or Alternative Equity may be settled in cash, at the Committee’s election.

2. Exercise of the SAR Award; Termination of Employment.

(a) Termination of Employment. If the Participant’s Employment terminates for any reason (such date, a “Termination Date”), the Unvested SARs shall be immediately canceled by the Company without consideration and the Vested SARs shall remain exercisable for the period set forth in Section 2(b).

(b) Period of Exercise. Vested SARs may only be exercised by a Participant at any time following the occurrence of a Liquidity Event. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any of the Vested SARs at any time that is following the occurrence of a Liquidity Event, and prior to the tenth anniversary of the Date of Grant (the “Expiration Date”). Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, if a Restricted Covenant Violation occurs, or in the event the Participant engages in Competitive Activity not constituting a Restrictive Covenant Violation, the Vested SARs shall remain exercisable for the applicable period set forth below:

(i) Death or Disability. If the Participant’s Employment is terminated due to the Participant’s death or by the Company due to the Participant’s Disability, the Participant (or, subject to Section 2(d)(v), the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution) may exercise the Vested SARs during the period beginning on the date of a Liquidity Event, and ending on the earlier of (x) one year following such termination of Employment and (y) the Expiration Date;

(ii) Termination by the Company Other than with Cause and Other than Due to Death or Disability. If the Participant’s Employment is terminated by the Company not with Cause and not due to the Participant’s death or Disability, the Participant may exercise the Vested SARs during the period beginning on the date of a Liquidity Event, and ending on the earlier of (x) 60 days following such termination of Employment and (y) the Expiration Date;

(iii) Resignation by the Participant. If the Participant’s Employment is terminated by the Participant while grounds for a termination by the Company with Cause do not exist, the Participant may exercise the Vested SARs during the period beginning on the date of a Liquidity Event, and ending on the earlier of (x) 30 days following such termination of Employment and (y) the Expiration Date;

(iv) Termination with Cause; Resignation When Grounds for Cause Exist; Restricted Activity; Competitive Activity. If (A) the Participant’s Employment is terminated by the Company with Cause, (B) the Participant’s Employment is terminated by the Participant during or following the existence of grounds for a termination by the Company with Cause or by the Participant prior to the second anniversary of the Vesting Start Date, (C) a Restrictive Covenant Violation has occurred, or (D) the Participant engages in Competitive Activity not constituting a Restrictive Covenant Violation, the Vested SARs shall immediately terminate in full and cease to be exercisable (notwithstanding any other provision in this Section 2(b)).

(c) Automatic Exercise. Notwithstanding the foregoing, if any Vested SARs terminate in full and cease to be exercisable pursuant to Sections 2(b)(i) through 2(b)(iii) and the Committee determines that the Fair Market Value of a Common Share exceeds the applicable Strike Price of such Vested SARs on such date, then regardless of whether a Liquidity Event has occurred, such Vested SARs shall be deemed exercised on such date, unless otherwise requested by the Participant.

(d) Method of Exercise.

(i) Subject to Section 2(b) of this Agreement and Section 8 of the Plan, the Vested SARs may be exercised (in whole or in part) by delivering written or electronic notice to the Company (or electronic or telephonic instructions to the extent provided by the Committee) at its principal office of intent to so exercise (an “Exercise Notice”), which specifies the number of Stock Appreciation Rights in respect of which the SAR Award is being exercised.

(ii) Upon the Company’s determination that the Stock Appreciation Rights specified in the Exercise Notice may be validly exercised as to the specified number of Stock Appreciation Rights, the Company shall settle such Stock Appreciation Rights in accordance with Section 1(c) hereof. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to shares of Common Stock or Alternative Equity deliverable in respect of the SAR Award until the Participant has given written notice of exercise of the SAR Award, has satisfied any other conditions imposed by the Committee pursuant to the Plan, if applicable, and such shares of Common Stock or Alternative Equity have been delivered to the Participant.

(iii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the SAR Award may not be exercised prior to the completion of any registration or qualification of a Stock Appreciation Right or the shares of Common Stock or Alternative Equity under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable; provided, that the Company shall use commercially reasonable efforts to take such actions as are necessary and appropriate to register or qualify for exemption the shares of Common Stock or Alternative Equity subject to the Stock Appreciation Right so it may be exercised.

(iv) To the extent the issuer of the shares of Common Stock or Alternative Equity issues certificates in the Participant’s name for shares of Common Stock or Alternative Equity delivered as a result of exercise of the SAR Award, the Company and its Affiliates shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(v) In the event of the Participant’s death, exercise of the Vested SARs (to the extent exercisable pursuant to Section 2 and all other rights of the Participant under this Agreement (including Section 3(a)) shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(vi) As a condition to the exercise of any portion of the SAR Award evidenced by this Agreement, the Participant shall execute the Stockholders’ Agreement (provided that, if the Participant is already a party to the Stockholders’ Agreement, then the shares of Common Stock or Alternative Equity acquired as a result of the exercise of the SAR Award shall automatically become subject to such agreement(s) without any further action).

3. Certain Sales upon Termination of Employment.

(a) Put Option.

(i) Prior to the occurrence of an initial Public Offering, if the Participant’s Employment with the Company, its Affiliates and its Subsidiaries is terminated (x) due to the death of the Participant or (y) by the Company, its Affiliates and its and/or Subsidiaries as a result of the Disability of the Participant, then the Participant and the Participant’s Permitted Transferees (as defined in Section 9 hereof, and together with the Participant hereinafter sometimes collectively referred to as the “Participant’s Family Group”) shall have the right, subject to the provisions of Section 4 hereof, for 180 days following the later of (A) the date that is 210 days after the date of termination of Participant’s Employment and (B) the date that is six months and one day after any Vested SARs are exercised, to sell to the issuer (the “Issuer”) of the shares of Common Stock or Alternative Equity (as applicable, the “Issuer Equity”) (the “Put Right”), and the Issuer shall be required to purchase (subject to the provisions of Section 4 hereof), on one occasion from each member of the Participant’s Family Group, all (but not less than all) of the Issuer Equity acquired pursuant to the exercise of the Vested SARs then held by the Participant’s Family Group at a price equal to Fair Market Value of such Issuer Equity (measured as of the date that the relevant election to purchase such Issuer Equity is delivered (the “Repurchase Notice Date”)). In order to exercise its rights with respect to Issuer Equity pursuant to this Section 3(a)(i), the Participant’s Family Group shall also be required to simultaneously exercise any similar rights it may have with respect to any other Issuer Equity held by the Participant’s Family Group in accordance with the terms of the agreements pursuant to which such other Issuer Equity was acquired from the applicable Issuer.

(ii) If the Participant’s Family Group desires to exercise the Put Right, the members of the Participant’s Family Group shall send one written notice to the Company setting forth such members’ intention to collectively sell all of their Issuer Equity pursuant to Section 3(a)(i), which notice shall include the signature of each member of the Participant’s Family Group. Subject to the provisions of Section 4(a), the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of such notice.

(b) Call Option.

(i) If the Participant’s Employment terminates for any reason (whether by the Company or the Participant, or as a result of death or Disability) or in the event of a Restrictive Covenant Violation or the Participant’s engaging in a Competitive Activity not constituting a Restrictive Covenant Violation without the consent of the Board, the Issuer shall have the right and option, but not the obligation, to purchase any or all of the Issuer Equity held by the Participant and the Participant’s Family Group, during either of the 210-day periods following each of (x) the date of termination of Participant’s Employment, (y) the date on which a Restrictive Covenant Violation or Competitive Activity occurs (or, if later, the date on which the Board has actual knowledge (or reasonably should have knowledge) thereof) or (z) the date that is six months and one day after the date on which the Participant acquires such Issuer Equity pursuant to the exercise of a Vested SAR (or such later date as is necessary in order to avoid the application of adverse accounting treatment to the Company) (the “Call Option”), in each case, at a price determined as follows (it being understood that if Issuer Equity subject to repurchase hereunder may be repurchased at different prices, the Issuer may elect to repurchase only the portion of the Issuer Equity subject to repurchase hereunder at the lower price):

(A) Death or Disability; Termination without Cause; Resignation for Constructive Termination. If the Participant’s Employment is terminated (w) by the Company or any of its Subsidiaries as a result of the Disability of the Participant, (x) due to the death of the Participant, (y) by the Company without Cause or (z) by the Participant as a result of a Constructive Termination, then the purchase price will be Fair Market Value of such Issuer Equity (measured as of the Repurchase Notice Date);

(B) Termination with Cause; Resignation when Grounds Exist for Cause. If the Participant’s Employment is terminated (x) by the Company or any of its Subsidiaries with Cause, (y) by the Participant at a time when grounds exist for a termination with Cause, or (z) by the Participant prior to the second anniversary of the Vesting Start Date, then the purchase price will be the lesser of (A) Fair Market Value of the Issuer Equity (measured as of the Repurchase Notice Date) and (B) Cost of the Issuer Equity;

(C) Other Voluntary Resignation. If the Participant’s Employment is terminated by the Participant under circumstances where Sections 3(b)(i)(A) and 3(b)(i)(B) do not apply, then the purchase price will be Fair Market Value of the Issuer Equity (measured as of the Repurchase Notice Date);

(D) Restrictive Covenant Violation. If a Restrictive Covenant Violation occurs, then the purchase price will be the lesser of (1) Fair Market Value of the Issuer Equity (measured as of the Repurchase Notice Date) and (2) Cost of the Issuer Equity; and

(E) Competitive Activity. In the event the Participant engages in Competitive Activity not constituting a Restrictive Covenant Violation, then the purchase price will be Fair Market Value of the Issuer Equity (measured as of the Repurchase Notice Date).

The Call Option (except in the case of any event described in Section 3(b)(i)(B) and 3(b)(i)(C)) shall expire upon the occurrence of a Public Offering.

(ii) If the Issuer desires to exercise the Call Option pursuant to this Section 3(b), the Company shall, not later than the expiration of the period set forth in Section 3(b) send written notice to each member of the Participant’s Family Group of its intention to purchase Issuer Equity, specifying the number or portion of the Issuer Equity to be purchased (the “Call Notice”). Subject to the provisions of Section 4, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 30th day after the giving of the Call Notice.

(iii) Notwithstanding the foregoing, if the Issuer elects not to exercise the Call Option pursuant to this Section 3(b), Parent or The Blackstone Group L.P. (through one of its Affiliates) may elect to cause one of its Affiliates or another designee to purchase such Issuer Equity at any time on the same terms and conditions set forth in this Section 3(b) by providing written notice to each member of the Participant’s Family Group of its intention to purchase Issuer Equity.

(c) Obligation to Sell Several. If there is more than one member of the Participant’s Family Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Issuer or a designee shall not excuse, or constitute a waiver of its rights against, the defaulting member.

(d) Definitions.

(i) “Cost” shall mean, for all purposes under this Agreement or related to the Stock Appreciation Rights or Issuer Equity acquired as a result of the exercise of the SAR Award the price paid by the Participant to acquire the Stock Appreciation Right or Issuer Equity, less any dividends received by the Participant and/or the Participant’s Family Group in respect of such Issuer Equity; provided that “Cost” may not be less than zero.

(ii) “Constructive Termination” shall mean (A) a diminution in the Participant’s base salary or annual bonus opportunity; (B) any material diminution in the Participant’s authority, duties or responsibilities; or (C) failure of the Company or its Subsidiaries to pay or cause to be paid the Participant’s base salary or annual bonus, when due; provided that none of these events shall constitute Constructive Termination unless the Company fails to cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Constructive Termination; provided, further, that “Constructive Termination” shall cease to exist for an event on the 90th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Board written notice thereof prior to such date. Notwithstanding anything herein to the contrary, for purposes of the last proviso of the immediately foregoing sentence, a series of related events shall be deemed to have occurred on the date upon which the last event in such series of related events has occurred.

4. Certain Limitations on the Company’s Obligations to Purchase Issuer Equity.

(a) Deferral of Purchases. Notwithstanding anything to the contrary contained herein, the Issuer shall not be obligated to purchase any portion of Issuer Equity at any time pursuant to Section 3, regardless of whether it has delivered a Call Notice or received a Put Notice, (i) to the extent that the purchase of such Issuer Equity or the payment to the Company or one of its Subsidiaries of a cash dividend or distribution by a Subsidiary or Affiliate of the Company that is necessary to fund such purchase (together with any other purchases of SARs pursuant to Section 3 or pursuant to similar provisions in agreements with other employees of the Company and its Subsidiaries of which the Company has at such time been given or has given notice and together with cash dividends and distributions necessary to fund such other purchases) would result in (A) a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Issuer or any of its Affiliates or any of its or their property, or (B) after giving effect thereto, an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of Issuer or its Affiliates from time to time and any restrictive financial covenants contained in the organizational documents of Issuer or its Affiliates (a “Financing Default”); (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase; or (iii) to the extent that there is a lack of available cash on hand of the Issuer. The Issuer shall, within fifteen (15) days of learning of any such fact, so notify the Participant that it is not obligated to purchase hereunder.

(b) Payment for Issuer Equity. If at any time the Issuer elects or is required to purchase any Issuer Equity pursuant to Section 3, the Issuer shall pay the purchase price for the Issuer Equity it purchases (i) first, by the cancellation of any indebtedness, if any, owing from the Participant to the Issuer or any of its Affiliates (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Participant’s Family Group receiving consideration in such repurchase) and (ii) then, by the Issuer’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments, if any, representing the Issuer Equity so purchased, duly endorsed; provided that if (x) any of the conditions set forth in Section 4(a) exists or (y) such purchase of Issuer Equity would result in a Financing Default, in each case which prohibits such cash payment (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution) (each a “Cash Payment Restriction”), the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Issuer’s delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Issuer (a “Junior Subordinated Note”) in a principal amount equal to the balance of the purchase price, payable within ten days after the Cash Payment Restriction no longer exists, and bearing interest payable (and compounded to the extent not so paid) as of the last day of each year at the interest rate payable under the senior financing credit facilities of the Company or its Affiliates (as applicable) from time to time, and all such accrued and unpaid interest payable on the date of the payment of principal (or, if applicable, the last installment of principal), with payments to be applied in the order of: first to any enforcement costs incurred by the Participant or the Participant’s Family Group, second to interest and third to principal. The Issuer shall have the rights set forth in clause (i) of the first sentence of this Section 4(b) whether or not the member of the Participant’s Family Group selling such Issuer Equity is an obligor of the Issuer. The principal of, and accrued interest on, any such Junior Subordinated Note may be prepaid in whole or in part at any time at the option of the Issuer. To the extent that the Issuer is prohibited from paying accrued interest, that is required to be paid on any Junior Subordinated Note prior to maturity, due to the existence of any Cash Payment Restriction, such interest shall be cumulated, compounded annually, and accrued until and to the extent that such Cash Payment Restriction no longer exists, at which time such accrued interest shall be immediately paid. Notwithstanding any other provision in this Agreement, the Issuer may elect to pay the purchase price hereunder in shares or other equity securities of one of its respective direct or indirect Affiliates with a fair market value equal to the applicable purchase price, provided that such Affiliate promptly repurchases such shares or other equity securities for cash equal to the applicable purchase price or a Junior Subordinated Note with a principal amount equal to the applicable purchase price.

5. Repayment of Proceeds. If the Participant’s Employment is terminated by the Company with Cause or a Restrictive Covenant Violation occurs, the Company discovers after any termination of Employment that grounds for a termination with Cause existed at the time thereof, or the Company is required to restate its financial statements such that any performance-vesting conditions specified in Schedule A cease to be satisfied, then the Participant shall be required to pay to the Company, within 10 business days’ of the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received either in cash in respect to the settlement of SARs, or upon the sale or other disposition of, or dividends or distributions in respect of, Issuer Equity acquired upon the exercise of the SAR Award. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of, or termination for, Cause. The foregoing remedy shall not be exclusive.

6. Restrictive Covenant Violation; Competitive Activity.

(a) The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees, in his capacity as an investor and equity holder in the Company and its Affiliates, to the provisions of Appendix A to this Agreement. The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

(b) the Participant shall be deemed to have engaged in “Competitive Activity” if the Participant engages, in any conduct that would be a Restrictive Covenant Violation if it occurred during the relevant periods specified in Appendix A (even if such conduct occurs after the relevant periods). For the avoidance of doubt, any conduct that constitutes Competitive Activity but not a Restrictive Covenant Violation shall not be prohibited hereby, but instead shall serve to provide that the Call Option may be exercised pursuant to Section 3(b) hereof.

7. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

8. Legend on Certificates. The certificates representing the Issuer Equity received upon exercise of the SAR Award, if any, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Issuer Equity is listed or quoted or market to which the Issuer Equity is admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Transferability. The SAR Award, and the Stock Appreciation Rights granted hereunder, may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the SAR Award or any Stock Appreciation Right to heirs or legatees of the Participant (any such heir or legatee, a “Permitted Transferee”) shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. During the Participant’s lifetime, the SAR Award is exercisable only by the Participant.

10. Withholding. The Participant shall be required to pay to the Company or any Affiliate in cash and the Company or its Affiliates shall have the right and are authorized to withhold any applicable withholding taxes in respect of the SAR Award, its exercise, or any payment or transfer under or with respect to the SAR Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. Notwithstanding the foregoing, at any time when the Issuer Equity is listed on a national or regional securities exchange or market system, or Issuer Equity prices are quoted on the Over the Counter Bulletin Board, the Participant may elect to have such withholding obligation satisfied by surrendering to the Company or any Affiliate a portion of the Issuer Equity obtained upon exercise of the SAR Award upon the exercise of such SAR Award (but only to the extent of the minimum withholding required by law), and the Issuer Equity so surrendered by the Participant shall be credited against any such withholding obligation at the Fair Market Value of such Issuer Equity on the date of such surrender.

11. Securities Laws. Upon the acquisition of any Issuer Equity upon exercise of the SAR Award, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. Following the date hereof, notice may be delivered to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. SAR Award Subject to Plan and Stockholders Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The SAR Award and the Issuer Equity received upon exercise of the SAR Award are subject to the Plan and the Stockholders’ Agreement. The terms and provisions of the Plan and the Stockholders’ Agreement, as each may be adopted or amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan and the Stockholders’ Agreement, the applicable terms and provisions of the Plan will govern and prevail. In the event of a conflict between any applicable term or provision of the Plan and any term or provision of the Stockholders’ Agreement, the applicable terms and provisions of the Stockholders’ Agreement will govern and prevail.

13. Employment. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ the Participant in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the employment of the Participant at any time or for any reason whatsoever, with or without Cause.

14. Amendment. The Committee may amend any terms of, waive any conditions or rights under, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such amendment, waiver, alteration, suspension, discontinuance, cancellation or termination shall materially diminish the rights of the Participant hereunder without the consent of the Participant unless such action is made in accordance with the terms of the Plan.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein (except that the provisions of Section 1(b) of Appendix A shall be governed by the law of the state where Participant is principally employed by the Company or its Subsidiaries or, if the Participant and the Company or its Subsidiaries are party to any employment agreement, the law of the state that governs such employment agreement). Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Company and the members of Participant’s Family Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of Participant’s Family Group and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

16. Notices. Any notice under this Agreement shall be addressed as follows: if to the Company:

Apria Healthcare Group Inc.

26220 Enterprise Court

Lake Forest, California 92630

Attention: General Counsel

with copies (which shall not constitute notice) to:

The Blackstone Group, L.P.

345 Park Avenue

New York, NY 10152

Attention: Neil P. Simpkins

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Gregory T. Grogan

If to the Participant:

At the address appearing in the personnel records of the Company for the Participant.

17. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided, that if the Company or its Affiliates is a party to one or more agreements with the Participant related to the matters subject to Section 5 and Appendix A, such other agreements shall remain in full force and effect and continue in addition to this Agreement and nothing in this Agreement or incorporated by reference shall supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and the Company (or any subsidiary or Affiliate) to the extent that such agreement is more protective of the business of the Company or any subsidiary or Affiliate), and provided, further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 5 hereof) or the Stockholders’ Agreement (or provide more favorable rights and remedies to the Participant), such terms will be deemed amended and shall not apply to the SAR Award granted herein or any shares of Common Stock or Alternative Equity acquired exercise of the SAR Award. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, other than as specifically provided for herein.

18. Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

19. Injunctive Relief. Participant and Participant’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

20. Rights Cumulative; Waiver. The rights and remedies of Participant and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Date of Grant.

Participant

Name:

Date of Grant:

Stock Appreciation Rights:

Strike Price:

Vesting Start Date:

Acknowledged and agreed as of the date above first written:

APRIA HEALTHCARE GROUP INC., for itself and on behalf of any “Issuer”
(as defined in the Agreement)

Name: Debra L. Morris
Title: Chief Financial Officer

SCHEDULE A

1. Vesting Schedule.

(a) The Stock Appreciation Rights (the “SARs”) granted hereunder shall vest as follows (subject to the Participant’s continued Employment through the applicable vesting date):

(i) With respect to twenty percent (20%) of the SARs on the first anniversary of the date specified as the “Grant Date” on the signature page hereto, and

(ii) The balance of the SARs shall vest in increments equal to five percent (5%) of the initial grant on the last day of each succeeding three-month period thereafter for four years; provided, however, that if any such increments would otherwise vest due to the passage of time prior to the first anniversary of the Grant Date, then the date of such vesting shall be deferred until the first anniversary of the Grant Date.

(b) Notwithstanding the foregoing, in the event of a Change of Control during the Participant’s continued Employment, the SARs shall, to the extent not then vested or previously forfeited or cancelled, become fully vested.

2. General. Any Stock Appreciation Rights that are unvested on a Termination Date shall be immediately forfeited by the Participant.

Appendix A

Restrictive Covenants

1. Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.

(a) For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries, collectively. In view of the fact that the Participant’s work for the Company brings the Participant into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, the Participant agrees:

(i) The Participant will not at any time (whether during or after the Participant’s employment with the Company) (x) retain or use for the benefit, purposes or account of the Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any nonpublic, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

(ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to the Participant by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed (including via subpoena); provided that the Participant shall give prompt Notice to the Company of such requirement of law, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii) Except as required by law, the Participant will not disclose to anyone, other than the Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided, that the Participant may disclose to any prospective future employer the notice provisions of this Appendix A provided they agree to maintain the confidentiality of such terms.

(iv) Upon termination of the Participant’s employment with the Company for any reason, the Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or

Appendix A-1

other source indicator) owned or used by the Company, its subsidiaries or affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and his rolodex (or other physical or electronic address book); and (z) fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information not within the Participant’s possession or control of which the Participant is or becomes aware.

(b) The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

(i) The Participant will not, within one year following the termination of his employment with the Company (the “Post-Termination Period”) or during the Participant’s employment (collectively with the Post-Termination Period, the “Restricted Period”), accept an employment or consulting relationship (or own or have any financial interest in), directly or indirectly, with any entity engaged in the business of home respiratory therapy, home infusion therapy, and home medical equipment, within the United States.

(ii) During the Restricted Period, the Participant will not influence or attempt to influence customers of the Company or its subsidiaries or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

(iii) The Participant will not, within two years following the termination of his employment with the Company, initiate or respond to communications with any of the employees of the Company or its subsidiaries who earned annually $50,000 or more as a Company or subsidiary employee during the twelve-month period prior to the termination of such employee’s employment with the Company, for the purpose of soliciting such employee, or facilitating the hiring of any such employee, to work for any other business, individual, partnership, firm, corporation, or other entity; and Notwithstanding anything to the contrary in this Agreement, the Participant may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(c) The Participant will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company or its affiliates, or that is or reasonably would be expected to be damaging to the reputation of the Company or its affiliates.

Appendix A-2

(d) It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e) The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2. Specific Performance; Survival.

(a) The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

(b) The provisions of this Appendix A shall survive the termination of the Participant’s employment for any reason.

Appendix A-3

Exhibit A

Apria Healthcare Group Inc. 2015 Stock Plan

(Attached)